COMMERCIAL LEASE – TRIPLE NET

This AGREEMENT of lease, executed this 31st of August, 2012 between Stephen R. Campbell and Gloria S. Campbell or their assigns, having its offices at 3030 East Market Street, York, PA 17402, hereinafter referred to as LANDLORD, and Shah Mathias and AmeriMetro, Inc., hereinafter referred to as TENANT.

1. BASIC RENT

1.1 SINGLE OFFICE LEASE

LANDLORD, for and in consideration of the rent, covenants and agreements hereinafter more fully mentioned and reserved, agrees hereunder to lease to the TENANT, and TENANT hereby agrees to lease from the LANDLORD, a portion of that certain tract of real estate, being a single office on the second floor of building located at 3030 East Market Street, York, PA 17402 as shown on Exhibit A attached hereto and made part hereof, containing approximately 135 square feet, for a term of (4) four months beginning on the first day of September, 2012 and ending December 31, 2012 at the total rental cost of Two Thousand and 00/100 ($2,000.00) Dollars payable in monthly installments of $500.00 in advance, without demand, on the first day of each month during the term or any continuance or renewal of time thereafter, to and at the office of S. R. Campbell Associates, Inc., 3030 East Market St., York, PA 17402.

1.2 SECOND FLOOR LEASE

LANDLORD, for and in consideration of the rent, covenants and agreements hereinafter more fully mentioned and reserved, does by these presents lease to the TENANT a portion of that certain tract of real estate, being the second floor of building located at 3030 East Market Street, York, PA 17402 as shown on Exhibit B attached hereto and made part hereof, containing approximately 2,000 square feet, for a term of three (3) years beginning on the first day of January, 2013 and ending December 31, 2015 at the total rental or cost of Sixty Thousand and 00/100 ($60,000) Dollars payable in monthly installments of $1,666.66 in advance, without demand, on the first day of each month during the term or any continuance or renewal of time, to and at the office of S. R. Campbell Associates, Inc., 3030 East Market St., York, PA 17402.

1.3 RENTAL TERM

The three (3) year rental term as described above in paragraph 1.2 is a net-net-net lease. The additional expenses for the triple net portion are for 50% of all related property expenses and include, but are not limited to; property related taxes; i.e., school and real estate, business privilege tax, alarm permit and monitoring, snow removal and care, lawn care, HVAC maintenance, trash, electric, gas, water/sewer, insurance, and are subject to adjustments as these fees are updated and/or changed.

TENANT acknowledges these expenses and that such expenses are fluid, subject to change. The current property expenses for the leased premises are set forth in Exhibit C, which is attached hereto and made part of this Lease. As Additional Rent, TENANT shall be responsible for fifty percent (50%) of theses property expenses, divided over a twelve (12) month period and paid on a monthly basis. For the portion of the term from January 1, 2013 to December 31, 2013, Additional Rent shall be $968.20/month payable in advance at the 1st of each month. LANDLORD shall notify TENANT of any changes to the property expenses for the portion of the term from January 1, 2014 to December 31, 2014 and the portion of the term from January 1, 2015 to December 31, 2015, as well as any renewals or continuations thereafter, at least 30 days after discovery and/or notice of changes. Exhibit C shows a breakdown of these expenses, which totals $23,237.00, excluding snow removal. Fifty percent (50%) of this amount is $11,618.50 ÷ 12 = $968.20 monthly. TENANT will also be responsible for fifty percent (50%) of all winter maintenance as Additional Rent, which will be determined on an as needed basis.

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1.4 OTHER CHARGES & EXPENSES

It is intended that this Lease shall provide LANDLORD with an absolute net return in the amount of the rental provided herein. Accordingly, TENANT shall, in addition to the obligations expressly imposed upon it by the provisions of this Lease, pay any and all other charges, costs and expenses arising out of, and/or relating to use and occupancy of the Leased premises or the operation of business therein as Additional Rent within (30) days after receipt by TENANT of written notice from LANDLORD.

2. SECURITY DEPOSIT

Security Deposit – TENANT shall pay a security deposit of $500.00 at the signing of this lease for the Single Office Lease as described in Basic Rent, item 1.1. TENANT shall pay an additional security deposit of $1,166.66 on or before December 31, 2012 for the Second Floor Lease as described in Basic Rent, item 1.2. The Security Deposits shall be held by LANDLORD and shall not bear interest. At the termination of this lease, the security deposit shall be first applied to repairs incurred as a result of TENANT'S occupancy, reasonable wear and tear excepted, thereafter to cleaning and/or repainting, thereafter to any other expenses or fixes incurred for LANDLORD to present the premises for Lease, thereafter to unpaid rents, if any, and the balance, if any, shall be returned to the TENANT. The TENANT may not consider the security deposit as a deposit toward the last month's rent.

3. TERMINATION

Either party may terminate this lease at the end of the term herein by giving the other written notice of at least ninety (90) days prior thereto, but if proper notice is not made, this lease shall continue upon the same terms and conditions for a further period of one (1) month, and so on from month to month until terminated by either party giving to the other party ninety (90) days written notice, in which event this lease shall terminate on the last day of the of the ninety (90) day period following proper written notice.

4. OCCUPANCY

TENANT shall have occupancy in accordance with the rent terms described in paragraph 1. However, TENANT may have access prior to such date for purpose of installing phone and computer equipment.

TENANT takes occupancy of the premises "as is" and shall be responsible for any improvements as required.

It is understood and agreed that TENANT shall use the demised premises for administrative offices provided, however, that such use shall not include volatile or unstable substances creating fire or explosion hazards, unless such hazardous use is first approved, in writing, by the LANDLORD, and the LANDLORD shall have the unilateral right to reject such hazardous use.

TENANT shall conduct its business in compliance with all Local, State and Federal rules and regulations, and TENANT shall not permit or do anything not permitted by any Local, State or Federal laws.

It shall be the LANDLORD'S responsibility to see that the building is in compliance with local building codes and Pennsylvania Department of Labor and Industry regulations for use as an office at the inception of this lease.

TENANT shall be responsible, at TENANT'S expense, for securing a codes enforcement inspection and use certificate, if applicable, for TENANT'S use.

TENANT shall be responsible, at TENANT'S expense, for bringing the demised premises into compliance with governmental regulations for TENANT'S use, and for keeping the premises in compliance as may be required, including the American Disabilities Act, provided the demised premises is currently in compliance for general office uses.

5. HAZARDOUS SUBSTANCES

It is understood and agreed that TENANT'S use of the demised premises strictly prohibit the use of hazardous waste or regulated materials as defined by the Pennsylvania Department of Environmental Resources Regulations and the United States Environmental Protection Agency Regulations or any other regulatory body.

6. MAINTENANCE

LANDLORD agrees to keep and maintain in good repair the structure including the exterior walls and roof, driveways and parking areas, rain gutters and downspouts, and further agrees to maintain the major mechanical systems, which systems shall include furnaces; air-conditioning compressors and air handlers; electrical service to the building; water service to the building; and sewer lines from the building.

TENANT shall maintain the demised premises, at TENANT'S expense, in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests, and shall not permit undue accumulation of garbage, trash, rubbish and other refuse. TENANT shall be responsible for all routine maintenance, including but not limited to, light bulb replacement, faucet washer repairs, electrical switch or outlet repairs, etc. TENANT further agrees to maintain in good repair the interior of the demised area including entrances and plate glass windows.

It shall be the duty of the LANDLORD to keep the sidewalks, driveway, and parking areas clear of excessive accumulated snow and ice so that they will be usable without unreasonable inconvenience to TENANT. Snow accumulation under four (4) inches will be removed at LANDLORD'S option. LANDLORD further agrees to maintain the lawn and shrubbery.

TENANT shall be prepared for and shall exercise prudence in the elimination of hazards to its employees and invitees. Said hazards shall include, but not be limited to removal and salting of ice in front of entrance and exits, removal of water from floor areas where slippery conditions can be created, installation of light bulbs in the demised premises, and removal of debris and or other objects from areaways.

No pets shall be permitted on the premises unless approved by LANDLORD. If approved, TENANT shall be responsible for any additional maintenance due to the pet and shall reimburse LANDLORD as additional rent for any such expenses incurred by LANDLORD for such maintenance.

TENANT shall insure that all storage and display of merchandise will permit emergency crews to reach electrical panels, and doorways, and easy access and egress from all doorways in case of an emergency.

Excepting any damage covered by the first and extended coverage insurance as required in the Section "Fire Insurance", TENANT shall make repairs in a professional and workmanship like manner for all damages to the premises, and to equipment and installations therein and to any and all other parts of LANDLORD'S property which are necessitated by any act or lack of due care on the part of TENANT, its employees, agents, representatives, or visitors, such repairs to be made in a reasonable amount of time following written notice from LANDLORD. In the event such damage is covered by LANDLORD'S fire and extended coverage, then TANANT shall pay as additional rent, the deductible up to $1,500.00 per occurrence. If TENANT does not make such repairs in a reasonable amount of time or in a professional or workmanship like manner, then the cost that will be required in repairing such damages shall, at LANDLORD'S option, be considered as additional rent, payable together with the first installment of rent hereinabove specified, the same to be paid after the date on which such damage shall

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have been incurred, subject to all the provisions of this lease and of the relating law to default in payment of rent.

TENANT shall, at all times, conduct its business in such a manner as to not inconvenience the other tenants of LANDLORD. Such inconvenience shall include, but not be limited to noise, odor, dust, fumes, etc.

7. UTILITIES

LANDLORD shall be responsible, at LANDLORD'S expense, for furnishing all utilities for the demised premises. Utilities shall include: fuel for heating; electricity; water for sanitary; sewerage, and municipal refuse removal, if applicable.

TENANT will be prudent and responsible in its use of utilities not placed in its name and will be responsible, as additional rent, for any excess utility expenses caused by TENANT.
In no event shall LANDLORD be liable for the quality, quantity, failure or interruption of such services to the demised premises unless such discontinuance of service is caused by the negligence of LANDLORD.

TENANT shall maintain a minimum temperature of 55 Degrees Fahrenheit in the demised premises, during the seasons requiring heating.

TENANT shall be responsible, at TENANT'S expense for curing any and all sewer problems caused by TENANT'S carelessness or misuse.

TENANT shall be responsible for recycling all refuse as required by the municipal authorities and/or regulating bodies in a manner according to their regulations. Any fines imposed upon the LANDLORD due to TENANT'S negligence in adhering to the same regulations concerning recycling shall be due and payable by TENANT as additional rent and shall be payable within fifteen (15) days of receipt of an invoice therefore.

TENANT shall handle all waste, raw materials, work in process and finished goods in compliance with all Local, State and Federal Regulations.

8. REFUSE REMOVAL

TENANT shall be responsible, at TENANT'S expense, for the removal of all refuse, waste and debris from the demised premises.

9. PARKING

TENANT shall have the use of available parking on the premises in common with other tenants of the LANDLORD. Said parking shall be shared based on the portion of the facilities leased by the TENANT. When the lease is in effect for the entire second floor, half of the parking spaces or a total of 13 spaces will be available for use for the 2nd floor TENANT. LANDLORD shall have no obligation for the enforcement of this provision.

10. TAXES AND ASSESSMENTS

LANDLORD shall be responsible for the payment of all real estate taxes levied against the property of which the demised premises are a part. LANDLORD'S obligation for tax expenses in each year shall be limited to the amount levied for York County and Springettsbury Township for the full calendar year 2013 and following, and for the school taxes for the Central York School District for the full fiscal year of 2012/13 and following. TENANT shall be responsible, as additional rent, for it's pro rata share of increases in real estate taxes, if any, over those set forth above, which are brought about by increased assessments or millages.

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LANDLORD shall, at its option, have the right at all times during the term hereof to pay any such taxes, assessments or other charges or impositions not paid by TENANT, and the amounts so paid, including reasonable expenses, shall be Additional Rent due at the next rent day after any such payments, with interest at the rate of ten (10%) percent per annum from the date of payment thereof.

TENANT shall be responsible for any other taxes that shall result from TENANT'S use and occupancy of the premises.

11. INSURANCE

11.1 FIRE INSURANCE

LANDLORD shall be responsible for insuring the building of which the demised premises are a part against loss by fire and such other hazards as are provided for by an extended coverage endorsement to a standard Pennsylvania insurance policy. LANDLORD shall maintain at all times the amount of coverage required to satisfy the minimum co-insurance requirements of the rating bureau.

TENANT shall not do or store anything on the premises which will increase the insurance rates for the building or contents. In the event the cost of insurance shall be increased by reason of TENANT'S use or the materials kept or stored thereon, TENANT agrees to pay as additional rent, the additional cost of such insurance within fifteen (15) days of receipt of an invoice and supporting documents therefore.

TENANT shall, as additional rent, be responsible for its pro rata share of increases in fire and extended coverage insurance premiums brought about by rising replacements costs or by rate changes established by the Insurance Services Office of Pennsylvania, over those premiums existing at the beginning of this lease, and shall reimburse LANDLORD within fifteen (15) days of receipt of an invoice therefore.

TENANT shall be responsible for insuring its contents stored in the demised premises against such hazards as it may decide.

LANDLORD shall be responsible, at LANDLORD'S expense, for furnishing fire extinguishers, as required, to meet local codes and/or fire insurance underwriting. Such extinguishers shall be properly placed in the demised area as of the beginning date of this lease and shall be maintained and kept currently inspected by TENANT.

LANDLORD shall not be responsible for any loss or theft of property of TENANT.

LANDLORD and TENANT mutually release each other form all liability for any damage to the property of either party described in any insurance policy carried on such property resulting from fire, extended coverage perils, vandalism, malicious mischief, sprinkler leakage, or any other risks covered by any such insurance policy, its agents or employees. Notwithstanding anything to the contrary herein, the party responsible for damage shall be responsible for payment of the damaged party's insurance deductible up to $1,500.00.

TENANT shall comply with any insurance requirements necessary to maintain insurance, prevent undue increases in insurance costs, and maintain the premises in a safe condition.

11.2 LANDLORD'S AND TENANT'S RELEASE OF RECOVERY RIGHTS

The LANDLORD and TENANT hereby agree as follows: Each party hereby releases the other from any claim for recovery for any loss or damage to any of its property which is insured under valid and collectible insurance policies to the extent of any recovery collectible under such

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insurance. It is further agreed that this waiver shall apply only when permitted by the applicable policy of insurance.

11.3 LIAIBILITY INSURANCE

TENANT agrees to indemnify and save harmless the LANDLORD from any casualty claim or loss arising by reason of TENANT'S use or misuse on or about the demised premises, or by reason of an accident or damage to any person or property happening on or about the demised premises arising out of the acts of TENANT, their officers, employees, invitees, agents or visitors. TENANT agrees that it will provide a policy or policies of insurance in an amount not less than One Million Dollars ($1,000,000.00) combined single limit, bodily injury and property damage liability for each occurrence and aggregate. **LANDLORD STEPHEN R. CAMPBELL AND GLORIA S. CAMPBELL, SHALL BE NAMED AS AN ADDITIONAL INSURED IN ANY INSURANCE POLICY OR POLICIES OR CERTIFICATES AS EVIDENCE THEREOF. IN THE EVENT OF A SUBLEASE, THEN LANDLORD AND SUBLANDLORD SHALL BE NAMED AS AN ADDITIONAL INSURED.** Certificates of insurance shall be provided to LANDLORD by TENANT. Such certificates shall provide that the insurance may not be canceled without the LANDLORD receiving written notice from TENANT'S insurance carrier at least ten (10) days prior to such cancellation.

Certificates of such insurance shall be delivered to LANDLORD a maximum of Fifteen (15) days following possession of the demised premises by TENANT with renewals thereof delivered to LANDLORD a minimum of thirty (30) days prior to the expiration of any such policies. If requested to do so, TENANT shall also provide LANDLORD with copies of the pertinent portions of all such policies and shall also permit LANDLORD to examine the original policies. Each policy and certificate evidencing the same shall contain an agreement by the insurer that such policy shall not be cancelled or modified without ten (10) days' written notice to LANDLORD and that no act or omission of TENANT shall invalidate the interest of LANDLORD under such insurance. If TENANT fails to obtain and maintain any such insurance or to deliver any of the certificates as required in this Lease, LANDLORD may, in addition to any other remedy under this Lease, procure such insurance at the expense of TENANT and pay the cost thereof. Such cost shall be deemed additional rent and shall be payable by TENANT to LANDLORD immediately upon demand, together with interest until paid.

12. ASSIGNMENT

TENANT will not assign this lease nor underlet nor in any manner dispose of the premises of any part thereof without the written consent of the LANDLORD, which consent will not be unreasonably withheld.

Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of LANDLORD. Sublet TENANTs or transferees shall become directly liable to LANDLORD for all obligations of TENANT hereunder, without relieving TENANT (and/or guarantor of TENANT'S obligations hereunder) of any liability therefore, and TENANT shall remain obligated for all liability to LANDLORD arising under this Lease Agreement during the entire remaining Lease Term including any extension thereof, whether or not authorized herein.

If TENANT shall become insolvent or be declared bankrupt or shall make an assignment for the benefit of creditors, or have an execution issued against TENANT, the whole of the rent for the then entire term shall immediately become due and payable.

13. SIGNS

TENANT shall have the right to maintain appropriate advertising signs on or appurtenant to the premises, or, where provided by the LANDLORD, in the areas designed by the LANDLORD; however, no signs shall be painted on the building itself. It shall be the responsibility for t he TENANT to secure approval for its signs from the appropriate municipal authorities. LANDLORD shall retain the right to approve any sign or signs of TENANT, including the method of attachment to the building.

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14. TENANT ALTERATIONS

TENANT will not, without the prior written consent of the LANDLORD, make any alteration, addition, or changes in or to the premises, nor in any way deface or mutilate the walls, floors, ceiling, or other parts thereof, nor do or keep anything on the premises which will affect the insurance against fire or other hazards or the rate thereof, or which shall violate any law or government regulations, nor will TENANT permit or suffer anything to be done which is prohibited in this paragraph.

All alterations and additions made by the TENANT to LANDLORD'S building, including electrical, plumbing, HVAC, structural changes, offices, etc., shall remain and become the property of the LANDLORD. LANDLORD, at LANDLORD'S options, may require TENANT, at TENANT'S expense, to restore the premises to the condition existing at the beginning of this lease, normal wear and tear expected. Unless otherwise approved in writing by the parties hereto, there shall be no exceptions to this lease provision.

All work shall be done in a professional and workmanlike manner.

Prior to any work being done for or by TENANT, TENANT shall secure and properly document a release and hold harmless agreement, to include all contractors, suppliers and vendors from each of the contractors TENANT uses so that the property of the LANDLORD shall not be subject to any lien or encumbrance arising out of the improvement to the premises.

TENANT shall not permit any mechanic's or other lien or claim for lien or notice in respect thereto to be filed against the demised premises or any fixtures, equipment or furnishing contained therein. If any such lien or claim be made or filed TENANT shall, within ten (10) days after notice of the filing thereof, cause such said lien, notice or lain for lien to be effectively removed and discharges of record; provided, however, that TENANT shall have the right to contest the amount of validity, in whole or in part, of any such lien, notice or claim by appropriate proceedings, but, in any event, TENANT shall promptly bond such lien, notice or claim with a surety company satisfactory to LANDLORD and shall prosecute such proceedings with all due diligence and dispatch. If TENANT fails to so discharge or bond such lien, LANDLORD may, at its election, remove or discharge such lien, notice or claim by paying the full amount thereof, or otherwise, and without any investigation or contest or validity thereof, and TENANT shall pay LANDLORD, upon demand, as additional rent, the amount paid by the LANDLORD, including LANDLORD'S costs, expenses and counsel fees.

15. DESTRUCTION

(1) In the event of:

(a) a partial destruction of the premises or the building containing same during the term, which requires repairs o wither the premises or the building, or

(b) the premises or the building being declared unsafe or unfit for occupancy by an authorized public authority for any reason other than TENANT'S act, use, or occupation, which declaration requires repairs to either the premises or the building,

LANDLORD shall within ten (10) days following the date of destruction, make a decision whether the repairs can be reasonably made under the laws and regulations of authorities within a period of sixty (60) days, and, if such repairs can be made within said sixty (60) day period, and notify TENANT that LANDLORD will make such repairs and forthwith make such repairs. Such partial destruction, including any destruction necessary in order to make repairs required by any such declaration, shall in no way annul or void this lease except that TENANT shall be entitled to a proportionate reduction to be based

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upon the extent to which the making of such repairs shall interfere wit the business carried on by TENANT in said premises.

(2) If such repairs cannot be made within sixty (60) days, and providing such destruction or repairs will not materially affect TENANT'S conduct of business, LANDLORD may, at LANDLORD'S option, make repairs within a reasonable time, this lease continuing in full force and effect and the rent proportionately abated as in this paragraph provided.

(3) In the even that the LANDLORD elects not to make such repairs which require more that sixty (60) days to complete, or such repairs cannot be made under existing laws and regulations, LANDLORD shall so notify TENANT within ten (10) days following the destruction and this lease may be terminated at the option of either party.

(4) If such repairs cannot be completed within one hundred twenty (120) days from the date of such partial destruction or declaration, or if LANDLORD elects to make such repairs and is unable to complete same within one hundred twenty (120) days, as aforesaid, the TENANT may terminate this lease upon thirty (30) days written notice to the LANDLORD of such election.

(5) The total destruction, including any destruction required by any public authority, of either the premises or the building shall terminate this lease automatically.

16. CONDEMNATION

If, during the term of this lease, the whole or any part if the demised premises shall be taken under the power of Eminent Domain by any public, quasi-public, or private authority, then in such event, the proceeds of said condemnation shall be paid to LANDLORD.

A. In the event the taking of the demised premises shall result in a reduction in the size of the building and/or parking areas such that the remaining areas are not reasonably suited for the conduct of TENANT'S business, then TENANT may terminate this lease, at TENANT'S election, by giving LANDLORD sixty (60) days notice of its election to terminate.

B. In the event the taking of the demised premises shall result in a reduction in the size of the building and LANDLORD shall determine that the cost of restoration of the building is not reasonable and within the damages awarded by the condemning authority, then is such event, LANDLORD may elect to terminate this lease by giving TENANT sixty (60) days notice of its election to terminate.

C. In the event the taking of the demised premises shall result in a reduction on the size of the building, and such reduction does not unreasonably affect TENANT'S business operation, then in such event, this Lease shall continue in full force and effect except that the rental shall be reduced proportionately based on the reduction of the demised area.

D. At such time as a notice of intent to condemn is received by LANDLORD, LANDLORD will immediately notify TENANT of said action, and TENANT may elect to participate in the negotiation for the purpose of limiting the damages to its business, damages to the real estate excepted.

17. PAYMENT OF RENT

There will be a late payment charge of $25.00 per day on all late rentals beginning with the first day following the due date. Late fees shall be due and payable as additional rent.

TENANT shall not make any deductions from rental payments for repairs or other charges incurred by TENANT, or ordered by TENANT, regardless of said charges being the obligation of LANDLORD. Any and all such charges shall be paid by TENANT and, if appropriate, invoiced to LANDLORD, who will promptly reimburse TENANT.

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TENANT further agrees to pay to LANDLORD, or LANDLORD'S agent, in the sum of $50.00 for each and every check which TENANT tenders to LANDLORD, or LANDLORD'S agent, which is dishonored. If LANDLORD or LANDLORD'S agent receives a total of two insufficient checks which are dishonored by LANDLORD'S bank for any reason during the lease agreement, TENANT agrees that all rental payments thereafter will be made by money order.

18. DEFAULT BY TENANT

The failure of TENANT to pay, when due, any installment of rent or additional rent or any other sum payable by TENANT under this Lease, which failure shall continue unremedied by TENANT for a period of five (5) days after written notice thereof shall have been given to TENANT by LANDLORD shall constitute default of this Lease Agreement, provided, however, that, if TENANT defaults in making its payments of rent or additional rent requiring LANDLORD'S written notice on three (3) occasions within a twelve (12) month period, then, at LANDLORD'S election, such third (or subsequent) default shall not be capable of cure by TENANT.

If TENANT fails to comply by correcting said default, and if proceedings shall then be commenced by LANDLORD to recover possession, either at the end of the term of sooner termination of this lease, TENANT waives any further right to any statutory notice and agrees that five (5) days written notice shall be sufficient.

19. ADDITIONAL REMEDIES OF LANDLORD

In addition to all other remedies of the LANDLORD, in the event of default by TENANT, as hereinbefore provided, the following remedies shall, at the option of the LANDLORD, be available:

A. If said rent or part thereof shall remain in arrears and unpaid for a period of five (5) days following written notice for LANDLORD or LANDLORD'S agent, LANDLORD may at its option re-enter and resume possession of the premises and declare this lease and the tenancy hereby created terminated, and LANDLORD may thereupon remove all persons and property from the premises, with or without resort to process of any court, by force or otherwise. If proceedings shall be commenced by LANDLORD to recover possession, either at the end of the term or sooner termination of this lease for non-payment of rent, TENANT specifically waives any right to any statutory notice and agrees that five (5) days written notice shall be sufficient. TENANT further agrees that notwithstanding such termination, it shall remain liable for any rent due to LANDLORD or damages caused to LANDLORD prior thereto.

B. In addition to any other remedies available to LANDLORD, it is further agreed that if an event of default has occurred or if the said specified rent or other charges shall be in arrears and unpaid, or if said TENANT shall remove or attempt to remove or express or declare an intention to remove any of the goods and chattels from the premises without the consent or authorization of the LANDLORD, or if said TENANT or those claiming under TENANT shall fail to keep or comply with any other of the covenants, regulations, terms and conditions of this Lease, or any renewal or extension thereof, or with any notice given under the terms hereof, this Lease may, at the option of the LANDLORD, be forthwith terminated and become absolutely void without any right on the part of the TENANT, or those claiming under the TENANT, to reinstate the same by payment or other performance of the condition or conditions violated. Furthermore, at the option of the LANDLORD, all rent for the entire unexpired term shall at once become due and payable and any attorney may for the TENANT or for those claiming under the TENANT, sign an agreement for entering in any competent court a confession of judgment in ejectment of any term then past or present (without and stay of execution) against the TENANT and all persons claiming under the TENANT for the recovery by the LANDLORD of possession of the within premises, attorney's fee of ten (10%) percent, and costs without any liability on the part of the LANDLORD or of the said attorney, for which this shall be a sufficient warrant, and in like manner such attorney may file in any competent court a confession of judgment in Assumpsit, for all rent and other charges due, or which may at any time become due under the terms of this Lease or any extension or renewal thereof, and so on from time to

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time as often as any of said rent or other charges as aforesaid shall follow or become due or be in arrears, without any liability on the part of the said LANDLORD or said attorney, for which this is a sufficient warrant, and upon the confession of such judgment or judgments respectively, if LANDLORD so desires, a Writ of Possession may issue forthwith, without any prior writ or processing whatsoever and a Writ of Execution on said judgment for rent and other charges may issue forthwith, and so on from time to time as often as any breach of the terms and conditions of this Lease shall occur. No such termination of this Lease or taking or recovering possession of the premises shall deprive LANDLORD of any other remedy or action against TENANT or those claiming under TENANT. It is further provided that the LANDLORD shall have the right in any subsequent default or defaults to bring one or more amicable actions in the manner and form as herein before set forth, and that any previous confession of judgment shall not exhaust the same nor deprive the LANDLORD of entering judgment upon any future default.

C. Except in the case of default in rental payments as set forth above, LANDLORD agrees that in the event of default, TENANT shall be afforded a period of thirty (30) days after written notice by Certified Mail of such default, to cure same, before such default shall become actionable under any provision of this lease.

20. CONFESSION OF JUDGEMENT

It is further understood that as often as default shall be made in the payment of any installment of rent when due, that LANDLORD may proceed by LANDLORD'S warrant at any time after said default, to make collection of all rent then due, with costs of such proceedings. TENANT hereby waives the benefits of all laws or usages exempting any property from liability for rent, and the LANDLORD shall not waive any remedies given by existing laws. TENANT hereby authorizes any attorney, of any court of record, as often as default shall be made in the payment of said rental, as provided under this lease agreement, to appear for TENANT and **confess judgment** against TENANT for the amount then due and unpaid, with attorney's commission of the (10%) percent together with costs of suit, without stay of execution, waiving inquisition and exemption. Notwithstanding any provision in the printed portion of this lease to the contrary, the removal for the demised premises by the TENANT of any stored products in the ordinary course of its business shall not be deemed a clandestine or fraudulent removal.

21. INTEREST

Wherever in this lease there is a provision that TENANT shall be liable for the payment of any sum to LANDLORD, together with interest thereon, or whenever TENANT shall fail to pay any sum when due, such sum shall bear interest until paid at a rate equal to the prime rate of interest charged by the M & T Bank, or its successors, plus two (2%) percent.

22. NOTICE

Any notice provided for herein shall be given by registered or certified mail, addressed:

If to the TENANT as follows:

TENANT: Shah Mathias and/or AmeriMetro, Inc.

If to the LANDLORD as follows:

LANDLORD: Mr. & Mrs. Stephen R. Campbell
3030 East Market Street
York, PA 17402

23. LANDLORD INSPECTION

INITIALS

LANDLORD shall have the right to enter the premises during the normal business hours of the TENANT for the purpose of inspecting the premises and for the purpose of making repairs required therein. LANDLORD shall have the right to enter the premises at any time, by master key or by force, if necessary, for purpose of preventing damage, making of emergency repairs, for the purpose of distraint, and to enforce any provisions of this lease.

LANDLORD OR LANDLORD'S agent shall have the right to show the demised premises to prospective tenants at any time during the three month period prior to the lease termination. LANDLORD or LANDLORD'S agent may show the demised premises to prospective purchasers at any time. LANDLORD or LANDLORD'S agent will make a diligent effort to notify the TENANT of any intent to show the demised premises and will attempt to do so during normal business hours. However, LANDLORD and LANDLORD'S agent are not required to provide such notification prior to said showing.

24. SURRENDER OF DEMISED PREMISES

TENANT covenants and agrees to deliver up and surrender to LANDLORD possession of the demised premises upon expiration of this lease, or its earlier termination as herein provided, broom clean and in as good condition and repair as the same shall be at the commencement of the term of this lease, or may have been put by the LANDLORD during the continuance thereof, normal wear and tear expected. Acceptance by delivery of the demised premises or opening same for business shall be deemed conclusive evidence that the demised premises were in good order and condition at the commencement of the term of this lease.

TENANT shall at TENANT'S expense remove all property of TENANT and all alterations, additions and improvements as to which LANDLORD shall have made the election herein provided, repair all damage to the demised premises caused by such removal and restore the demised premises to the condition in which they were prior to the installation of the articles so removed. Any property not so removed and as to which LANDLORD shall have not made said election shall be deemed to have been abandoned by TENANT and may be retained or disposed of by LANDLORD, as LANDLORD shall desire. TENANT'S obligation to observe or perform this covenant shall survive the expiration of the term of this lease.

25. HOLDING OVER

Any holding over after the expiration of the term of this Lease shall, at LANDLORD'S option upon notice to TENANT, be constructed to be a tenancy from month-to-month at the rent and other payments herein specified and shall other wise be subject to the conditions, covenants and agreements of the Lease. If TENANT shall hold over after the termination of this Lease for any reason whatsoever, and LANDLORD has notified TENANT in writing that such holding over shall not be permitted, TENANT shall pay monthly as liquidated damages and not as a penalty an amount equal to twice the monthly rent in effect for the last month of TENANT'S lawful occupancy prorated for the period during which such holding over continues. Nevertheless, the acceptance of such amount by LANDLORD shall be without prejudice to any other rights or remedies of LANDLORD at law or in equity or under this Lease.

26. NON WAIVER

The failure of LANDLORD to insist in any one or more instances upon a strict performance of any covenant of this lease, or to exercise any right herein contained, shall not be construed as a waiver for the future of such covenant or right, but the same shall continue in full force and effect, unless the contrary is expressed in writing by LANDLORD to TENANT.

In every instance where approval is required by LANDLORD or TENANT, such approval shall not be unreasonably withheld and a response shall be promptly given.

27. PRO-RATA SHARE

INITIALS

Wherever pro-rata share is mentioned in the lease, pro-rata share shall be defined as the ratio of the TENANT'S demised area as compared to the total net rentable are of the building of which the demised are is a part.

28. QUIET ENJOYMENT

LANDLORD covenants that TENANT, on paying said rentals and performing covenants and conditions in this lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the entire term hereof, including and renewal term, subject to all the provisions of this lease.

29. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE

29.1 SUBORDINATION

This lease, at LANDLORD'S option, will be subordinate to any form of security note or letter placed on the property and to all advances made on the security and to all renewals, modifications, consolations, replacements, and extensions. If any mortgagee, trustee, or ground LANDLORD elects to have this lease be prior to the lien of its security, and gives written notice to TENANT, this lease will be deemed prior to said security, whether dated before or after the date of the recording date of security. TENANT agrees to execute any required documents, and TENANT irrevocably appoints LANDLORD as TENANT'S attorney-in-fact to give effect to this provision, if TENANT fails to do so within ten (10) days after written demand.

29.2 ATTORNMENT

So long as TENANT has quiet enjoyment of the premises, TENANT, for itself and its successors and assigns, agrees to attorn to any person who shall acquire title to the property by virtue of a foreclosure of the Deed of Trust of deed given in lieu of such foreclosure, or otherwise, and the TENANT further agrees to execute and deliver, upon request, and appropriate agreement memorializing the attornment.

29.3 NON-DISTURBANCE

So long as TENANT is not in default (beyond any period given TENANT by the terms of the Lease to cure such default) in the payment of any rent or in the performance of any of the terms, covenants or conditions of the Lease on the TENANT'S part to be performed, the TENANT'S rights to quiet, peaceful and exclusive possession and enjoyment of the premises and the TENANT'S other rights and privileges under the Lease, or any extensions, renewals or expansions thereof shall not be terminated or interfered with by the LANDLORD or anyone claiming by, through or under the LANDLORD, whether by the Mortgagee or otherwise, and the LANDLORD will not join the TENANT as a party defense in any actions or proceeding for the purpose of terminating the TENANT'S interest and estate under the Lease because of any default under the Mortgage.

If a Lender shall become the owner of the mortgaged premises or the mortgaged premises shall be sold by reason on foreclosure or other proceedings brought to enforce the Mortgage or the Note or the mortgaged premises are transferred by Deed in lieu of foreclosure, the Lease shall continue in full force and affect as a direct Lease between the then owner of the mortgaged premises (including the Lender, any purchaser at foreclosure of the mortgages premises or the grantee under a Deed in lieu of foreclosure) and the TENANT, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the terms thereof remaining and any extensions or renewals thereof or options to purchase which may be affected in accordance with the provisions of the Lease.

30. ESTOPPEL CERTIFICATE BY TENANT

INITIALS

From time to time, upon not less that ten (10) days prior request by LANDLORD, TENANT agrees to execute, acknowledge and deliver to LANDLORD or LANDLORD'S designees a statement in writing certifying that : (a) this Lease is unmodified and in full force and effect or, if there have been any modifications, that the same is in full force and effect as modified and identifying the modifications: (b) the dates to which the rent, additional rent and other charges have been paid, and (c) LANDLORD is not in default under any provisions of this Lease so fat as the person making the certificate knows. It is intended that any such statement may be relied upon by any person proposing to acquire LANDLORD'S interest in the Lease or any prospective mortgagee of, or assignee of, any mortgage upon such interest. TENANT will provide such Estoppel Certificate no more frequently that semi-annually.

31. DESCRIPTIVE HEADINGS

The descriptive headings in this agreements are inserted for convenience in reference only and do not constitute a part of this agreement.

It is the intension of the parties hereto to be legally bound hereby and this lease shall be binding upon the said parties hereto, their respective heirs, executors, administrators, successors, and/or assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

[signature]	[signature]	8/31/12
WITNESS	STEPHEN R. CAMPBELL, LANDLORD	DATE
[signature]	[signature]	9/1/12
WITNESS	GLORIA S. CAMPBELL, LANDLORD	DATE

SHAH MATHIAS AND AMERIMETRO, INC. TENANT

[signature]	[signature] For AmeriMetro	8.31.2012
ATTEST	BY: SHAH MATHIAS	DATE

REFERENCE • EXISTING OFFICE

NO SCALE
11-7-06

P2

. SECOND FLOOR.


EXHIBIT "A"
SINGLE OFFICE
CURRENT LAYOUT / BOTH FLOORS:
offices = 9.
work spaces = 6.
work areas = 2.
conf. rm = 1.
plan room = 1.
storage = basement
kitchen = 1.
KITCHEN
6'6" x 9'2"
60 ф
WORK SPACE
8'0" x 6'4"
50 ф
7'9" x 6'4"
49 ф
RESTROOM
6'6" x 6'4"
41 ф
WORK AREA
8'0" x 11'7"
93 ф
FUTURE WORK SPACE
7'9" x 4'10"
37 ф
WORK SPACE
8'2" x 12'0"
98 ф
84 ф Actual.
OFFICE
10'1" x 10'8"
107 ф
13'8" x 10'8"
146 ф
13'8" x 10'8"
145 ф
10'2" x 13'7"
138 ф
135 ф Actual.
INITIALS
SECOND FLOOR PLAN
A-2

REFERENCE · EXISTING OFFICE

NO SCALE
11.7.06

.SECOND FLOOR.

EXHIBIT "B"

2ND FLOOR

CURRENT LAYOUT / BOTH FLOORS:

- OFFICES = 9.
- WORK SPACES = 6.
- WORK AREAS = 2.
- CONF. RM = 1.
- PLAN ROOM = 1.
- STORAGE = BASEMENT.
- KITCHEN = 1.
- T. = 3.



8'0" x 6'4"
50 ф
WORK SPACE
7'9" x 6'4"
49 ф
WORK SPACE
7'9" x 6'4"
49 ф
WORK SPACE
7'9" x 6'4"
49 ф
WORK SPACE
8'0" x 6'4"
50 ф
WORK SPACE
KITCHEN
6'6" x 9'2"
60 ф
6'6" x 6'4"
41 ф
RESTROOM
WORK AREA
8'0" x 11'7"
93 ф
37 ф
FUTURE WORK SPACE
7'9" x 4'10"
84 ф
Actual.
WORK SPACE
8'2" x 12'0"
98 ф
OFFICE
10'1" x 10'8"
107 ф
OFFICE
13'8" x 10'8"
146 ф
OFFICE
13'8" x 10'8"
145 ф
10'2" x 13'7"
138 ф
OFFICE
135 ф
Actual.

INITIALS

SECOND FLOOR PLAN

A-2

EXHIBIT C

2012 Annual Expenses
3030 East Market Street

Business Privilege Tax	Revenue based
School Tax	$7,466.00
Real Estate Tax	$1,832.00
Alarm Permit	$ 15.00
Snow Removal	$105/Plow
Alarm Monitoring	$ 252.00
Lawn	$1,680.00
HVAC Maintenance	$ 200.00
Trash	$ 188.00
Electricity	$4,920.00
Natural Gas	$4,100.00
Water/Sewer	$1,510.00
Insurance	$1,074.00
Expenses Total	$23,237.00

INITIALS